As filed with the Securities and Exchange Commission on June 2, 2025
Registration Nos.
333-223775
333-212332

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
POST EFFECTIVE AMENDMENT NO. 1 TO
REGISTRATION STATEMENT NO. 333-223775
REGISTRATION STATEMENT NO. 333-212332

UNDER
THE SECURITIES ACT OF 1933

THE FIRST OF LONG ISLAND CORPORATION
(Exact name of registrant as specified in charter)

New York (State or other jurisdiction of incorporation or organization)	11-2672906 (I.R.S. Employer Identification No.)

275 Broadhollow Road
Melville, New York 11747
(516) 671-4900
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank Sorrentino III
Chairman and Chief Executive Officer
ConnectOne Bancorp, Inc.
301 Sylvan Avenue
Englewood Cliffs, New Jersey 07632
(201) 816-8900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statements.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,  other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ⌧
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-3D (each, a "Registration Statement" and collectively, the "Registration Statements"), filed with the Securities and Exchange Commission by The First of Long Island Corporation, a New York corporation ("FLIC" or the "Registrant"):

•
Registration Statement on Form S-3D, File No. 333-223775, filed on March 19, 2018, registering the issuance from time to time of up to 2,500,000 shares of FLIC common stock under FLIC Dividend Reinvestment and Stock Purchase Plan; and

•
Registration Statement on Form S-3D, File No. 333-212332, filed on June 30, 2016, registering the issuance from time to time of up to 1,000,000 shares of FLIC common stock under FLIC Dividend Reinvestment and Stock Purchase Plan.

On June 1, 2025, pursuant to the Agreement and Plan of Merger, dated as of September 4, 2024, by and between ConnectOne Bancorp, Inc., a New Jersey corporation (“ConnectOne”) and The First of Long Island Corporation (“FLIC”), ConnectOne and FLIC merged (the “Merger”), with ConnectOne as the surviving corporation.

In connection with the Merger, FLIC has terminated all offers and sales of its securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration by means of a post-effective amendment, any of the securities that remain unsold or unissued at the termination of the offering, FLIC hereby amends the Registration Statements by deregistering all shares (and associated stock purchase rights, if any) that remain unsold or unissued under the Registration Statements as of the date of this Post-Effective Amendment No. 1.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, FLIC certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3D and has duly caused this Post-Effective Amendment No. 1 to each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood Cliffs, State of New Jersey, on this June 2, 2025.
CONNECTONE BANCORP, INC.
as successor by merger to The First of Long Island Corporation
By:  /s/ William S. Burns
William S. Burns
Senior Executive Vice President and Chief Financial Officer

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statements on Form S-3D in reliance upon Rule 478 of the Securities Act.